UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CAPSTONE THERAPEUTICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	86-0585310
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

12 75 West Washington Street, Suite 104, Tempe, Arizona, 85281
(Address of principal executive offices) (Zip Code)

CAPSTONE THERAPEUTICS CORP.
2005 EQUITY INCENTIVE PLAN
(Full title of the plan)
______________

John M. Holliman, III
Executive Chairman
Capstone Therapeutics Corp.
12 75 West Washington Street, Suite 104
Tempe, Arizona, 85281
 (Name and address of agent for service)
(602) 286-5520
(Telephone number, including area code, of agent for service)
______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [x]

_______________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.0005 per share (1)	500,000 shares (2)	$ 0.26 (3), (4)	$130,000 (3)	$16.74 (5)

(1)	The securities to be registered include options to acquire Common Stock.

(2)
This Registration Statement covers the 500,000 additional shares available for grant under the Capstone Therapeutics Corp. 2005 Equity Incentive Plan (the “2005 Plan”) authorized by stockholders at the 2014 Annual Meeting of Stockholders.  This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2005 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee and, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, based upon the weighted average purchase price of shares subject to outstanding options, and, as to shares not currently subject to outstanding options, the average of the high and low prices as reported on the OTCQB on June 13, 2014, for shares of the Registrant’s Common Stock.

(4)	The actual offering price will be determined in accordance with the terms of the 2005 Plan.

(5)
The filing fee of $16.74 has been previously paid.  In connection with Capstone Therapeutics Corp.’s (formerly OrthoLogic Corp.) registration statement on Form S-3 filed August 9, 2005, as amended on August 17, 2005, Commission File No. 333-127356, the Registrant paid a total of $11,770 in filing fees.  The offering was later withdrawn, no securities having been sold thereunder, leaving a balance of $11,770.  The Registrant applied $708.91 of this balance to its registration statement on Form S-3 filed April 13, 2006, Commission File no. 333-133273, which was later withdrawn, no securities having been sold thereunder, leaving a balance of $11,770.  The Registrant applied $256.62 to its registration statement on Form S-3 filed April 25, 2006, Commission File no. 333-133530, leaving a balance of $11,513.38.  The Registrant applied $378.78 to its registration statement on Form S-8 filed June 13, 2006, Commission File no. 333-134980, leaving a balance of $11,134.60.  The Registrant applied $280.60 to its registration statement on Form S-3 filed October 3, 2006, Commission File no. 333-137754, leaving a balance of $10,854.  The Registrant applied $41.85 to its registration statement on Form S-8 filed May 14, 2009, Commission File no. 333-159238, leaving a balance of $10,812.15.  It is from this balance that the Registrant wishes to pay the filing fee for this registration statement on Form S-8.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers additional securities of the same class as other securities for which effective registration statements on Form S-8, relating to the Capstone Therapeutics Corp. 2005 Equity Incentive Plan (the “2005 Plan”), have been filed.  This Registration Statement covers 500,000 shares of Common Stock, par value $.0005 per share, which together with the 3,250,000 shares already registered, constitute 3,750,000 shares of Common Stock registered for issuance under the 2005 Plan.

This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of 1933, as amended, of the additional 500,000 shares of Common Stock subject to issuance under the 2005 Plan.  Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on June 13, 2006 (No. 333-134980 and May 14, 2009 (No.333-159238)) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Capstone Therapeutics Corp. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Commission on March 27, 2014;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c) The description of the Registrant’s Common Stock contained in its Registration Statement on Forms 8-A filed with the Commission June 9, 2011, and any further amendment or report updating that description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K under the 1934 Act shall not be incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

See the Exhibit Index which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on June 17, 2014.

CAPSTONE THERAPEUTICS CORP. (Registrant)

By:	/s/ John M. Holliman, III
John M. Holliman, III Executive Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Holliman, III and Les M. Taeger, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

____________________

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Person	Title	Date

/s/ John M. Holliman, III	Executive Chairman (Principal	June 17, 2014
John M. Holliman, III	Executive Officer) and Director

S-1

/s/ Les M. Taeger	Senior Vice President and Chief	June 17, 2014
Les M. Taeger	Financial Officer (Principal Financial
and Accounting Officer)

/s/ Eric W. Fangmann	Director	June 17, 2014
Eric W. Fangmann

/s/ Fredric J. Feldman	Director	June 17, 2014
Fredric J. Feldman, Ph.D.

/s/ Elwood D. Howse, Jr.	Director	June 17, 2014
Elwood D. Howse, Jr.

S-2

CAPSTONE THERAPEUTICS CORP.

EXHIBIT INDEX
TO
FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description	Incorporated Herein by Reference To	Filed Herewith
5.1	Opinion of Quarles & Brady LLP		X
23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm		X
23.2	Consent of Quarles & Brady LLP		Included in Exhibit 5.1 of this Registration Statement
24.1	Powers of Attorney		See signature page S-1 of this Registration Statement
99.1	2005 Equity Incentive Plan	Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 18, 2006
99.2	Amendment to 2005 Equity Incentive Plan	Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 14, 2009
99.3	Amendment to 2005 Equity Incentive Plan		X

E-1